UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2024

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36393 (Commission File Number)	80-0957485 (IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma (Address of principal executive offices)	73142 (Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2024, the Board of Directors of Paycom Software, Inc. (the “Company”) appointed Amy Walker to serve as Executive Vice President of Sales. In this position, Ms. Walker is responsible for leading and managing the Company’s sales organization.

Ms. Walker has been with the Company for nearly 14 years and has served in various senior leadership roles within the Company’s sales organization since November 2016, including as a Regional Vice President of Sales and most recently as Executive Vice President of Outside Sales. Previously, Ms. Walker was a Sales Manager from January 2012 to November 2016 and Executive Sales Representative from June 2010 to January 2012. She earned her bachelor’s degree in marketing from Missouri State University.

In her new role, Ms. Walker’s annual base salary is $517,000. In connection with her promotion, the Company granted to Ms. Walker an award (the “Walker Award”) of 4,000 target performance-based restricted stock units (the “Target Units”), subject to the terms and conditions of the Paycom Software, Inc. 2023 Long-Term Incentive Plan (the “2023 LTIP”) and a Restricted Stock Unit Award Agreement – Performance-Based Vesting (the “PSU Award Agreement”), which provides for performance-based vesting based on achievement of revenue performance goals for the performance period that began January 1, 2024 and ends December 31, 2024. Pursuant to the PSU Award Agreement, 75% of the Target Units will vest if the threshold performance level is achieved, 100% of the Target Units will vest if the target performance level is achieved and 125% of the Target Units will vest if the maximum performance level is achieved. Consistent with the terms of a bonus program established prior to Ms. Walker’s promotion, she is eligible to receive a 2024 cash bonus of $600,000, payable in four quarterly installments. Effective April 4, 2024, the Company and Ms. Walker entered into a letter agreement (the “Walker Letter Agreement”) setting forth certain terms of Ms. Walker’s continued employment and the compensation she is to receive in her new role, including but not limited to her annual base salary, the Walker Award and her cash bonus opportunity for 2024, each as described above. The foregoing descriptions of the terms of the PSU Award Agreement and the Walker Letter Agreement are not complete and are qualified in their entirety by reference to the full text of the PSU Award Agreement and the Walker Letter Agreement, respectively. A form of the PSU Award Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of the Walker Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Holly Faurot, the Company’s former Chief Sales Officer, will transition to a non-employee consulting role. In connection with this transition, Ms. Faurot entered into an Independent Consultant and Services Agreement (the “Consulting Agreement”) with the Company’s wholly owned subsidiary, Paycom Payroll, LLC (“Paycom”), and a Release and Award Cancellation and Acceleration Agreement (the “Release Agreement”) with the Company, each dated April 4, 2024.

Pursuant to the Consulting Agreement, Ms. Faurot will provide Paycom with her client success expertise and knowledge, and general business consulting. The term of the Consulting Agreement commenced on April 4, 2024 and will continue for a term of 12 months (the “Consulting Term”), during which time Ms. Faurot will be paid $42,557 per month (the “Fees”). The Consulting Agreement includes customary confidentiality provisions and includes non-solicitation provisions applicable during the Consulting Term and for 24 months following termination for any reason. Pursuant to the Consulting Agreement, Ms. Faurot agreed that, during the Consulting Term, she will notify Paycom at least 10 days prior to providing services to, or on behalf of, any Related Business (as defined in the Consulting Agreement). The Consulting Agreement is terminable by Paycom (i) immediately upon written notice to Ms. Faurot if Ms. Faurot materially breaches the Consulting Agreement (including failure to provide notice as described in the preceding sentence) and (ii) immediately upon written notice to Ms. Faurot if she notifies Paycom of her intent to provide services to or on behalf of any Related Business. In the event of termination of the Consulting Agreement by Paycom as described in the preceding sentence, Paycom will be entitled to reimbursement of the Fees paid to Ms. Faurot.

Pursuant to the Release Agreement, Ms. Faurot agreed to (i) the cancellation of certain unvested equity incentive awards previously granted under the Paycom Software, Inc. 2014 Long-Term Incentive Plan and under the 2023 LTIP and (ii) a release of claims against the Company and its successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, agents, fiduciaries, and employee benefit plans. Specifically, the Release Agreement provides for the cancellation of (i) 30,370 unvested shares of restricted stock, (ii) 5,902 unvested restricted stock units and (iii) 10,782 unvested performance-based restricted stock units. As consideration for the cancellation of the specified unvested equity incentive awards and the release of claims, the Company accelerated vesting of 3,000 shares of time-based restricted stock previously granted to Ms. Faurot under the 2023 LTIP, effective April 4, 2024.

The foregoing descriptions of the terms of the Consulting Agreement and the Release Agreement are not complete and are qualified in their entirety by reference to the full text of the Consulting Agreement and the Release Agreement, respectively, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 2, 2024, the Company issued a press release announcing the appointment of Amy Walker as Executive Vice President of Sales. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Award Agreement – Performance-Based Vesting.

10.2	Letter Agreement, by and between Paycom Software, Inc. and Amy Walker, dated April 4, 2024.

10.3	Independent Consultant and Services Agreement, by and between Paycom Payroll, LLC and Holly Faurot, dated April 4, 2024.

10.4	Release and Award Cancellation and Acceleration Agreement, by and between Paycom Software, Inc. and Holly Faurot, dated April 4, 2024.

99.1	Press release issued April 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: April 5, 2024	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer